UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 2, 2007
Date of Report (Date of earliest event reported)

MICRO IMAGING TECHNOLOGY,  INC.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction)

0-16416
(Commission File Number)

33-0056212
(I.R.S. Employee Identification No.)

970 Calle Amanacer, Suite F, San Clemente, California 92673
(Address of principal executive offices)

(949) 485-6006
(Registrant's telephone number, including area code)

Electropure, Inc
(Former name, former address and former fiscal year,
if changed since last report)

Item 4.01. Changes in Registrant’s Certifying Accountant

On January 2, 2007, we decided to engage new auditors as our independent accountants to audit our financial statements. Our Audit Committee approved the change of accountants to Jeffrey S. Gilbert, CPA. Accordingly, we dismissed the firm of Hein & Associates, LLP (Hein) on January 2, 2007.

The reports of Hein on the financial statements of the Company for each of the two fiscal years were subject to going concern qualifications, but were not otherwise qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s two most recent fiscal years preceding the dismissal of Hein, the Company had no disagreements with Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein, would have caused it to make reference thereto in its report on the financial statements of the Company for such period.

During the Company’s two most recent fiscal years preceding the dismissal of Hein, the Company has had no reportable events under Item 304(a)(1)(v)(B), (C) or (D) of Regulation S-K. With reference to Item 304(a)(1)(v)(A), in its memorandum on internal control in connection with the audit for 2005, Hein noted one condition that it considered to be a reportable event. In particular, Hein suggested that the current organization of the accounting department did not provide the Company with the adequate skills to accurately account for and disclose significant transactions or disclosures. Company management did not disagree with the suggestions made by Hein. The Company believes it has made substantial progress toward implementing corrective measures. The Audit Committee of the Board of Directors discussed these matters with Hein, and the Company authorized Hein to respond fully to any inquiries by Jeffrey S. Gilbert, CPA concerning these matters. We did not consult with Jeffrey S. Gilbert, CPA on the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements or any disagreements or a reportable event (as defined in Item 304(a)(1)(iv) of Regulation S-B).

We provided Hein & Associates with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. The letter from Hein & Associates, LLP dated January 4, 2007 is filed as exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibits

16.1	Letter from Hein & Associates, LLP regarding change in certifying accountant.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO IMAGING TECHNOLOGY, INC.

/s/ Michael Brennan

Michael Brennan,

President

Dated: January 4 , 2007